UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2007

CRM Holdings, Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

6331	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

(441) 295-6689

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 24, 2007, Compensation Risk Managers, LLC (“CRM”), a wholly-owned subsidiary of CRM Holdings, Ltd. (the “Company”), entered into an Amendment to Agreement of Lease (the “Lease Amendment”) to its Agreement of Lease (the “Initial Lease”) with Oakwood Partners, L.L.C., a New York limited liability company (the “Landlord”), dated August 5, 2005, covering CRM’s rental of approximately 26,400 rentable square feet with parking space located in Poughkeepsie, New York for a building that is currently under construction. A copy of the Initial Lease was filed as Exhibit 10.4 to the Company’s Registration Statement of Form S-1 (File No. 333-128424) filed on September 19, 2005.

The Lease Amendment provides CRM with an additional 7,915 square feet of office space, bringing the total office space subject to the lease to approximately 34,315 rentable square feet. Connected with the additional office space, the Lease Amendment increases CRM’s annual lease payments to $1,201,025 for the first five years following CRM's occupancy of the building, $1,321,128 for the sixth year through the tenth year, $1,453,240 for the eleventh year through the fifteenth year, $1,634,767 in the first renewal term of five years and $1,839,284 in the second renewal period of five years. The Lease Amendment also added a condition to the Initial Lease that CRM USA Holdings Inc., another wholly-owned subsidiary of the Company, shall unconditionally guarantee to the Landlord, CRM’s full performance and observance of all the covenants, conditions and agreements to be performed and observed under the Initial Lease.

A copy of the Lease Amendment is included as Exhibit 10.1 to this Form 8-K. The descriptions set forth in this report of the terms and conditions of the Lease Amendment and Initial Lease are qualified in their entirety by reference to the full text of such agreements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment to Agreement of Lease between Oakwood Partners L.L.C. and Compensation Risk Managers, LLC, dated May 24, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRM Holdings, Ltd. (Registrant)

May 30, 2007	/s/ Louis J. Viglotti
Louis J. Viglotti
General Counsel & Secretary

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